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                                                                     Exhibit 3.2
                                     BYLAWS
                                       OF
                            THE BANK OF HAMPTON ROADS

                                   ARTICLE 1.
                            Meetings of Shareholders

        1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

        1.2 Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in April of each year on such business day as shall be designated in a resolution of the Board of Directors. The failure to hold an annual meeting at the time stated in or fixed in accordance with these Bylaws does not affect the validity of any Bank action.

        1.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors on its own motion or on the motion of the Chairman of the Board of Directors, the President, or such other person or persons authorized to do so by law, and upon such call the Board of Directors shall fix the date of such special meeting. At a special meeting no business shall be transacted and no action shall be taken other than that stated in the notice of the meeting.

        1.4 Notice of Meetings. Written notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears on the stock transfer books of the Bank except that notice of a shareholders' meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 13.1-724, or the dissolution of the Bank shall be given not less than twenty-five nor more than sixty days before the meeting date. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

        1.5 Action by Shareholders Without a Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if one or more consents, in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Secretary for inclusion in the Bank's minutes or filing with the Bank's records. Any action taken by unanimous written consent of the shareholders shall be effective according to its terms when all consents are in possession of the Bank. Notwithstanding the foregoing, an action taken by written consent of the shareholders that specifies an effective date shall be effective as of such date, provided the consent states the date of execution by each shareholder. A shareholder may withdraw his written consent only by delivering a written notice of withdrawal to the Secretary prior to the time that all consents aria in possession of the Bank. If not otherwise determined by resolution of the Board of Directors, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs such consent. Any such consent shall have the same force and effect as a unanimous vote of the shareholders.

        1.6 Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend. Once a share is represented for any purpose at a meeting of shareholders, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or shall be, set for that adjourned meeting.

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        1.7     Voting. At any meeting of the shareholders each shareholder entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Bank on the date, not more than fifty days prior to such meeting, fixed by the Board of Directors, for the purpose of determining shareholders entitled to Vote, as the date on which the stock transfer books of the Bank are to be closed or as the record date. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Secretary, or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from its date, unless otherwise expressly provided in the proxy. If a quorum is present at a meeting of the shareholders, action on a matter other than election of Directors shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a vote of a greater number is required by the Articles of Incorporation or by law. If a quorum is present at a meeting of the shareholders, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election.

        1.8 Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

                                   ARTICLE II.
                                    Directors

        2.1 General Powers. The property, affairs and business oil the Bank shall be managed by the Board of Directors, a majority of which shall be citizens of Virginia, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Bank shall be vested in such Board. No Director of the Bank shall at the same time serve as a director of any other financial institution unless such institution is within the same financial institution holding company as the Bank. Every Director of the Bank must be a stockholder of the Bank in accordance with the provisions of
Section 6.1-47 of the Code of Virginia, 1950, as amended. Such stock must be unpledged and unencumbered at the time such Director becomes a Director and during the whole of his term as such.

        2.2 Oath of Directors. Every Director of the Bank shall, within sixty days after his election, take and subscribe to an oath that he will diligently and honestly perform his duties as Director, and that he is the owner and has in his personal possession or control, standing in his sole name on the books of the Bank, unpledged and unencumbered in any way, shares of stock of the Bank, having a par value of not less than $1,000.00 or as may be prescribed in
Section 6.1-47 of the Code of Virginia, 1950, as amended, and, in case of reelection or reappointment, that during the whole of his immediate previous term as a Director, such stock was not at any time pledged or in any other manner encumbered or hypothecated to secure a loan. Such oath subscribed to by such Director, certified by the officer before whom it is taken, shall be transmitted by the Secretary of the Bank to the State Corporation Commission. Any Director who fails for a period of sixty days after his election or appointment to take the oath, shall automatically forfeit his office.

        2.3 Number, Election, Removal, Vacancies. The Articles of Incorporation specify the number of Directors, divide the Directors into three
(3) classes, establish the term of office for each class, specify procedures for nomination, election and removal of Directors and contain certain other provisions relating to the Board of Directors and Directors. The Articles of Incorporation shall govern with regard to all matters concerning the Board of Directors and the Directors that are addressed in the Articles. Additionally:

                (a) A Director who fails to attend at least seventy-five percent (75%) of the meetings in any calendar year shall be subject to removal by vote of a majority of the Board of Directors at any time within six (6) months after the end of said calendar year; and

                (b) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

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                (c)     The election of any new Director to the Board of
Directors shall be reported to the State Corporation Commission in accordance with the requirement of Section 6.1-48.1 of the Code of Virginia, 1950, as amended.

        2.4 Meetings of Directors. The Board of Directors shall hold meetings at least once in each calendar month, at which meeting a majority of the whole Board shall be necessary for the lawful transaction of business. Other meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or a majority of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting. Members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board or such committee by any means of communication whereby all persons participating in the meeting can simultaneously hear each other, and participation by such means shall constitute presence in person at such meeting. A written record shall be made of any action taken at a meeting conducted by such means of communication.

        2.5 Actions by Board of Directors or Committee Without Meeting. Any action which may be taken at a meeting of the Board of Directors or of a committee of the Board may be taken without a meeting if one or more consents in writing, setting forth the action so taken, is signed either before or after such action by all of the Directors or all of the members of the committee, as the case may be, and delivered to the Secretary for inclusion in the Bank's minutes or filing with the Bank's records. Such action shall be effective when the last Director or committee member, as the case may be, signs the consent, unless the consent specifies a different effective date, in which event an action so taken shall be effective on the date specified therein, provided the consent states the date of execution by each Director or committee member, as the case may be. Any such consent shall have the same force and effect as a unanimous vote of the Directors or committee members, as the case may be.

        2.6 Compensation. By resolution of the Board of Directors, Directors may be allowed a fee and expenses for attendance at all meetings, as well as discount and other privileges. Nothing herein shall preclude Directors from serving the Bank in other capacities and receiving compensation for such other services.

        2.7 Retirement Age of Directors; Directors Emeritus. There shall be no mandatory retirement age for Directors. Following retirement a Director may, upon election by affirmative vote of a majority of the Board, serve as Director Emeritus, which position shall be honorary and without voting rights.

                                  ARTICLE III.
                                   Committees

        3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may elect an Executive Committee which shall consist of not less than two Directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, a plan of exchange under which the Bank would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the Bank otherwise than in the usual and regular course of its business, the voluntary dissolution of the Bank, or revocation of voluntary dissolution proceedings, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

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        3.2     Other Committees. The Board of Directors, by resolution duly adopted, may establish such other standing or special committees of the Board, consisting of at least two Directors, as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

        3.3 Meetings. Regular and special meetings of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

        3.4 Quorum and Manner of Acting. A majority of the members of any committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

        3.5 Term of Office. Members of any committee shall hold office until their successors are elected by the Board of Directors or until such committee is dissolved by the Board of Directors.

        3.6 Resignation and Removal. Any member of a committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Bank, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

        3.7 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by the Board of Directors.

                                   ARTICLE IV.
                                    Officers

        4.1 Election of Officers; Terms. The officers of the Bank shall consist of a Chairman of the Board, a President, a Secretary, a Treasurer, and at the option of the Board of Directors, one or more Executive Vice Presidents (sometimes collectively referred to as the "Executive Officers"). Other officers, including one or more Vice Presidents beneath the level of Executive Vice President, and assistant and subordinate officers (sometimes collectively referred to as the "Non-Executive Officers"), may from time to time be elected by the Board of Directors, and they shall hold office for such terms as the Board of Directors may prescribe. In addition, the President shall have the authority to appoint Non-Executive Officers. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two or more offices may be held by the same person. No officer of the Bank shall at the same time serve as an officer of any other financial institution unless such institution is within the same financial institution holding company as the Bank.

        4.2 Removal of Officers; Vacancies. Any Executive or Non-Executive Officer may be removed summarily with or without cause, at any time, by the Board of Directors. In addition, the President may remove any Non-Executive Officer summarily with or without cause, at any time. Vacancies may be filled by the Board of Directors or by the President with regard to any Non-Executive Officer.

        4.3 Duties. The officers of the Bank shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

        4.4 Duties of the President. The President shall be the chief executive officer of the Bank and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have general management and direction of the business and operations of the Bank and its several divisions, subject only to the ultimate authority of the Board of Directors. Except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board. The President shall preside at all bank meetings, except Board of Directors' meetings. He may sign and execute in the name of the Bank stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly

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delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or as otherwise required by law. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

        4.5 Duties of the Chairman of the Board. The Chairman of the Board shall preside at all Board of Directors' meetings and shall have such powers and duties as may from time to time be assigned to him by the Board of Directors.

        4.6 Duties of the Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Bank deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Bank or as otherwise required by law.

        4.7 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Bank, and shall deposit all monies and securities of the Bank in such banks and depositaries as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Treasurer may sign and execute in the name of the Ban,,, stock certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Bank or as otherwise required by law.

        4.8 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Bank. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Bank are duly given and served; shall have custody of the seal of the Bank and shall affix the seal or cause it to be affixed to all stock certificates of the Bank and to all documents the execution of which on behalf of the Bank under its bank seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important bank documents; shall have charge of the books, records and papers of the Bank relating to its organization and management as a corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to hint by the Board of Directors or the President.

        4.9 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Bank by resolution, with the affected officer not voting, and to enter into such contracts of employment with such officers as the Board of Directors may deem appropriate. In addition, the President shall have the authority to fix the compensation of Non-Executive Officers and to enter into contracts of employment with Non-Executive Officers.

                                   ARTICLE V.
                                  Capital Stock

        5.1 Subscriptions to Stock. Subscriptions to the capital stock of the Bank shall be paid in money at not less than the par value of the stock.

        5.2 Certificates. The shares of capital stock of the Bank may be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for the stock of the Bank may be appointed by the Board of Directors and may be required to countersign certificates representing such stock. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Bank and such certificate shall not then

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have been delivered by the Bank, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Bank.

        5.3 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Bank shall immediately notify the Bank of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

        5.4 Transfer of Stock. The stock of the Bank shall be transferable or assignable only on the books of the Bank by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Bank. The Bank will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

        5.5 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as Provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                   ARTICLE VI.
                                Corporate Records

        6.1 Minutes of Meetings and Records of Actions Taken Without Meetings. The Bank shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, of all actions taken by the shareholders or Board of Directors without a meeting, and of all actions taken by a Committee of the Board of Directors in place of the Board of Directors on behalf of the Bank.

        6.2 Accounting Records. The Bank shall maintain appropriate accounting records.

        6.3 List of Shareholders. The Rank or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order of shares showing the number of shares held by each.

        6.4 Form of Records. The Bank shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

        6.5 Specific Records Which Bank Must Keep. The Bank shall keep a copy of the following records:

                (a) The Articles or restated Articles of Incorporation and all amendments to them currently in effect;

                (b) The Bylaws or restated Bylaws and all amendments to them currently in effect;

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                (c)     Any resolutions adopted by the Board of Directors
creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

                (d) The minutes of all shareholders' meetings, and records of all action taken by the shareholders without a meeting, for the past three years;

                (e) All written communications to shareholders generally within the past three years;

                (f) A list of the names and business addresses of the Bank's current directors and officers; and

                (g) The Bank's most recent annual report delivered to the State Bank Commission.

                                  ARTICLE VII.
                            Miscellaneous Provisions

        7.1 Seal. The seal of the Bank shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Bank.

        7.2 Fiscal Year. The fiscal year of the Bank shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

        7.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

        7.4 Amendment of Bylaws. Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the Directors fixed by the Board of Directors in accordance with the Articles of Incorporation. Shareholders entitled to vote in respect to the election of Directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

        7.5 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the President may from time to time appoint an attorney or attorneys or agent or agents of this Bank, in the name and on behalf of this Bank, to cast the vote which this Bank may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Bank, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Bank, and under its bank seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Bank as the holder of such stock or other securities of such other corporation.

        7.6 Indemnification. All officers and Directors of the Bank shall be indemnified to the fullest extent permitted by law as provided in the Articles of Incorporation.

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